Exhibit 99.1

[COMPANY LOGO]

FOR IMMEDIATE RELEASE


                      CONTACT:           SMTEK INTERNATIONAL, INC.
                                         Kirk A. Waldron, CFO
                                        (805) 532-2800, ext. 111


       SMTEK International Announces Conditional Listing with Nasdaq



MOORPARK, Calif. (July 1, 2003) - SMTEK International, Inc. (Nasdaq:
SMTI), a provider of electronics manufacturing services, today announced that its common stock will continue to be listed on The Nasdaq SmallCap Market via an exception from the minimum bid requirement and the shareholders' equity requirement. Although as of June 27, 2003 SMTEK failed to meet these requirements, as well as the market value of publicly held shares requirement, SMTEK was granted a temporary exception from these standards subject to it satisfying the following conditions. The exception will expire if any of the conditions are not met.

- On or before July 8, 2003, SMTEK must file a proxy statement to seek shareholder approval for a reverse stock split sufficient to satisfy the $1.00 minimum bid price requirement;

- On or before September 8, 2003, SMTEK must demonstrate a closing bid price of at least $1.00 per share; immediately thereafter, SMTEK must evidence a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days;

- Also by September 8, 2003, SMTEK must make a public filing, which includes an unaudited balance sheet no older than 45 days, evidencing shareholders' equity of at least $2.5 million; and

- On or before September 30, 2003, SMTEK must file its Form 10-K for the fiscal year ended June 30, 2003.

If Nasdaq deems SMTEK to have met the terms of the exception, its common stock will continue to be listed on The Nasdaq SmallCap Market. SMTEK believes that it can meet these conditions, however, there can be no assurance that it will do so. If at some future date SMTEK's common stock should cease to be listed on The Nasdaq SmallCap Market, its common stock may continue to be quoted in the OTC Bulletin Board. On the open of business on July 3, 2003 and for the duration of this exception, SMTEK's symbol will be "SMTIC".

SMTEK also announced that its common stock is no longer listed on the Pacific Exchange. The delisting of its common stock from the Pacific Exchange became effective June 27, 2003.


About SMTEK


Headquartered in Moorpark, California, SMTEK International, Inc. is an electronics manufacturing services provider serving original equipment manufacturers in the industrial instrumentation, medical, telecommunications, security, financial services automation, aerospace and defense industries. We provide integrated solutions to original equipment manufacturers across the entire product life cycle, from design to manufacturing to end-of-life services, for the worldwide low to medium volume, high complexity segment of the electronics manufacturing services industry. We have five operating facilities with locations in Moorpark, California; Santa Clara, California; Marlborough, Massachusetts; Fort Lauderdale, Florida; and the Ayuttya Province in Thailand.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor provisions created by those sections. Any forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are cautioned that forward-looking statements regarding future events and the future performance of SMTEK International, Inc. involve various risks and uncertainties that could cause actual results to differ materially from those described in these statements.

Readers are referred to the documents filed by SMTEK International, Inc. with the Securities and Exchange Commission, including our most recent Reports on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time, for a more complete description of important risk factors and other information with respect to risks and uncertainties relating to the materials in this press release, as well as to other aspects of our business and financial condition.